As filed with the Securities and Exchange Commission on March 9, 1999
                                               Registration No. 333-
________________________________________________________________________

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                          _______________

                              FORM S-8
                      REGISTRATION STATEMENT
                                Under
                    THE SECURITIES ACT OF 1933
                          _______________

                   COMMUNITY TRUST BANCORP, INC.
        (Exact name of registrant as specified in its charter)

        Kentucky                              						61-0979818
    (State of Incorporation)					  (I.R.S. Employer Identification No.)
                        208 N. Mayo Trail
                       Pikeville, Kentucky
              (Address of Principal Executive Offices)
                          _______________

                     COMMUNITY TRUST BANCORP, INC.
                       1998 STOCK OPTION PLAN
                        (Full Title of Plan)
                          _______________

Burlin Coleman						                          Copy to:
Chairman, President and
Chief Executive Officer					                  Ivan M. Diamond
Community Trust Bancorp, Inc.				             Greenebaum Doll & McDonald, PLLC
208 N. Mayo Trail					                        3300 National City Tower
Pikeville, Kentucky 41501				                 Louisville, Kentucky 40202
(606) 432-1414						                          (502) 587-3534
(Name, address and telephone number of agent for service)
                          _______________

                      CALCULATION OF REGISTRATION FEE

Title of            Amount         Proposed      Proposed Maximum     Amount of
Securities to        to be     Maximum Offering     Aggregate       Registration
Be Registered     Registered   Price per Share   Offering Price (1)       Fee

Common Stock,       700,000         $23.25        $16,275,000.00       $4,525.00
par value, $5.00     shares

(1) Estimated solely for the purpose of calculating the registration fee. This fee has been calculated in accordance with Rule 457 under the Securities Act of 1993 and is based on the average of the high and low prices per share as reported on the National Association of Securities Dealers - National Market System on March 5, 1999.
_______________________________________________________________________________

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by Community Trust Bancorp, Inc. ("Registrant") with the Securities and Exchange Commission (Comm. File No. 011129) are incorporated by reference into this Registration Statement:

(a)   The Company's Annual Report on Form 10-K for the year ended December 31,
1997;

(b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, respectively;

(c) The Company's Current Reports on Form 8-K filed with the Commission on January 7, 1998, January 16, 1998, January 27, 1998 and June 2, 1998,
respectively; and

(d) The description of the Company's Common Stock as contained in the Registration Statement on Form 10, filed by the Company on April 29, 1983 to register the Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and all amendments or reports filed for the purpose of updating such description prior to the termination of the offering of Common Stock hereby.

All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Article VI of the Company's Articles of Incorporation, as amended, provides that any person who was or is a party or threatened party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company: (a) shall be indemnified (and may be indemnified if made a party to such proceeding by reason of the fact that he is or was serving as a Company employee or agent, or is or was serving at the request of the Company as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise) by the Company against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding (other than a derivative suit), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company (and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful); (b) shall be indemnified (and may be indemnified if made a party to such proceeding by reason of the fact that he is or was serving as a Company employee or agent, or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise) for expenses of a derivative suit (a suit by a shareholder alleging a breach by a director or officer of a duty owed to the Company), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company provided that no such indemnification may be made in accordance with this clause (b) if he is adjudged liable to the Company, unless a court determines that, despite such adjudication, but in view of all the circumstances, he is entitled to indemnification; and (c) shall be indemnified by the Company for all expenses of such litigation when he is successful on the merits. The indemnification described in clauses (a) and (b) above shall be made only upon a determination, by (i) a majority vote of the disinterested directors, or (ii) the stockholders, that indemnification is proper because the applicable standard of conduct has been met. The Board of Directors or the stockholders may authorize the advancement of litigation expenses to a director or officer upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to be indemnified for them.
The indemnification and the advancement of expenses provided for by Article VI are not deemed exclusive of any rights the indemnitee may have under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.


Article X of the Company's Articles of Incorporation, as amended, provides that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of his duties as a director, provided that this provision will not eliminate or limit the liability of a director for the following: (a) for any transaction in which the director's personal financial interest is in conflict with the financial interests of the Company or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law; (c) for any vote for or assent to an unlawful distribution to shareholders as prohibited under Section 271B.8-330 of the Kentucky Revised Statutes; or (d) for any transaction from which the director derived an improper personal benefit. Article X is applicable with respect to any such breach of duties by a director of the Company as a director notwithstanding that such director thereafter ceases to be a director. Article X inures to the personal benefit of such director's heirs, executors and administrators.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The following exhibits are filed as part of this Registration Statement:

4.1	Articles of Incorporation of the Company.  Exhibit 4.1 to Registration
Statement No. 33-35138 is incorporated herein by reference.

4.2	By-laws of the Company.  Exhibit 4.2 to Registration Statement No. 33-35138
is incorporated herein by reference.

5	Opinion and consent of Greenebaum Doll & McDonald PLLC.

23.1	Consent of Greenebaum Doll & McDonald PLLC (Included in Exhibit 5).

23.2	Consent of Ernst & Young, LLP.

25	Powers of Attorney (Included on signature page of this Registration
   Statement).

99	1998 Stock Option Plan

Item 9.  Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item 9 do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pikeville, Commonwealth of Kentucky, on March 9, 1999.

                                           COMMUNITY TRUST BANCORP, INC.


                                           By:  /s/: BURLIN COLEMAN
                                           Burlin Coleman
                                           Chairman of the Board, President and
                                             Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Burlin Coleman and Jean R. Hale, each with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                  Title                                  Date



/s/: BURLIN COLEMAN        Chairman of the Board, President
Burlin Coleman             and Chief Executive Officer            March 9, 1999



/s/: JEAN R. HALE          Executive Vice President,
Jean R. Hale               Secretary and Director                 March 9, 1999

/s/: CHARLES J. BAIRD     Director                                March 9, 1999
Charles J. Baird



Nick A. Cooley            Director



William A. Graham, Jr.    Director



/s/: M. LYNN PARRISH      Director                                March 9, 1999
M. Lynn Parrish



/s/: ERNEST M. ROGERS     Director                                March 9, 1999
Ernest M. Rogers



Steve Lawson              Director



/s/: KEVIN STUMBO         Senior Vice President and Controller
Kevin Stumbo              (Chief Accounting Officer)              March 9, 1999

	              GREENEBAUM DOLL & MCDONALD PLLC                        Exhibit 5
                  3300 NATIONAL CITY TOWER
                   101 SOUTH FIFTH STREET
               LOUISVILLE, KENTUCKY  40202-3197
                       502/589-4200
                    FAX 502/587-3695


EDWIN H. PERRY
THOMAS A. BROWN
MICHAEL G. SHAIKUN*
MARTIN S. WEINBERG*
IVAN M. DIAMOND
MICHAEL M. FLEISHMAN*
LAWRENCE K. BANKS
PHILLIP D. SCOTT
WM. T. ROBINSON III
EDWARD B. WEINBERG*
CHARLES FASSLER
JOHN A. WEST
MICHAEL L. ADES
W. PLUMER WISEMAN, JR.
ERIC L. ISON
JOHN H. STITES, III
JOHN R. CUMMINS
P. RICHARD ANDERSON, JR.
LLOYD R. CRESS
JAMES L. BECKNER
CHARLES J. LAVELLE
MARK S. AMENT
JAMES A. KEGLEY
MARCUS P. MCGRAW
JOB D. TURNER, III
HIRAM ELY, III
JOHN V. WHARTON
PEGGY B. LYNDRUP
JUNE N. KING
V. THOMAS FRYMAN, JR.
BRUCE E. CRYDER
JOHN W. AMES
HARRY D. RANKIN
BARBARA R. HARTUNG
RICHARD S. CLEARY
DANNY C. REEVES
DAVID B. SANDLER
H. DOUGLAS JONES
CAROLYN M. BROWN
CARMIN D. GRANDINETTI
JANET P. JAKUBOWICZ
MARGARET E. KEANE
TANDY C. PATRICK
HENRY C.T. RICHMOND, III
CARL W. BREEDING
HOLLAND N. MCTYEIRE, V
MARY G. EAVES
WILLIAM L. MONTAGUE
MARK S. RIDDLE
PHILIP C. ESCHELS
JEFFREY A. SAVARISE
STEPHEN W. SWITZER
JEFFREY A. MCKENZIE
MARK T. HAYDEN
PATRICK J. WELSH
JOHN C. BENDER
MICHAEL H. BROWN
GLENN A. PRICE, JR.
BRADLEY E. DILLON
DANIEL E. FISHER
DAVID A. OWEN
MARK F. SOMMER
ROBERT D. HUDSON
MICHAEL HAWTHORNE
PATRICK R. NORTHAM
J. MARK GRUNDY
JERROLD R. PERCHIK
VICKIE YATES BROWN
THOMAS J. BIRCHFIELD
MARK H. OPPENHEIMER
DANIEL P. CHERRY
PAUL E. PORTER
JOHN S. LUEKEN
JOHN K. BUSH
LLOYD R. CRESS, JR.
KENNETH J. DIETZ
CRAIG P. SIEGENTHALER
KATHERINE A. HESSENBRUCH
BRENT R. BAUGHMAN
JULIE K. HACKWORTH
EDWARD A. RECESKI
J. FOLLACE FIELDS, II
LAUREL S. BANKS
ROGER G. WRIGHT
THOMAS E. POWELL
CAROLYN J. WHEATLEY
LUANN DEVINE
D. BRYAN WICKENS
DAVID A. FRENCH
MICHELLE M. CICCARELLI
BRADLEY H. PRUITT
ERIN N. O'DANIEL
G. NEIL BINEGAR, JR.
MELISSA S. NORMAN
TOMOYUKI OTSUKI
DAVID E. HELLER
MARY E. RAY
LAURA M. FERGUSON
EMILY C. MOORE
LAURA A. HINEGARDNER
LYNDA C. BANNISTER
CHRISTOPHER J. RUSEK
ANN TONI KEREIAKES
JEFFRIES M. HAMILTON
DAVID C. DILLENDER
BILL J. PALIOBEIS
ERIC A. BRAUN
JAMES J. G. DIMAS
ANDREW M. FLEISCHMAN
BRIAN M. JOHNSON
STEPHEN A. SIMON
CHRISTIE A. MOORE
DAVID J. HERZIG
SEAN P. GALLAGHER
LATONIA D. WRIGHT
JOHNA H. CASEY
WILLIAM G. FOWLER, II
TREY  GRAYSON
DAVID E. JOHNSON
MARK S. PAXTON
ALISON J. BREHM
ELISABETH S. GRAY
W. ASHLEY HESS
ANDREW J. MURRAY
JAMES R. SCHRAND, II

OF COUNSEL
A. ROBERT DOLL
R. VAN YOUNG
ROBERT F. MATTHEWS
GLEN M. KREBS
ANNE A. CHESNUT
MARGARET A. MILLER
WILLIAM C. BALLARD, JR.
HENRY L. STEPHENS, JR.
LOUIS P. MEINERS
WINIFRED L. BRYANT
KIMBERLY J. HAWTHORNE
PAUL B. WHITTY
NICHOLAS W.  FERRIGNO, JR.
ROBERT L. BROWN
H. BUCKLEY COLE
MARTIN J. CUNNINGHAM, III
D. CRAIG DANCE


* PROFESSIONAL SERVICE CORPORATION


                                March 8, 1999


Community Trust Bancorp, Inc.
208 North Mayo
Pikeville, Kentucky 41501

Ladies and Gentlemen:

We have acted as legal counsel in connection with the preparation of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), covering an aggregate of 700,000 shares of Common Stock, par value $5.00 per share (the "Common Stock"), of Community Trust Bancorp, Inc., a Kentucky corporation (the "Company"), to be issued under the 1998 Stock Option Plan (the "Plan").

We have examined and are familiar with the Articles of Incorporation and By-Laws of the Company, and the various corporate records and proceedings relating to the organization of the Company and proposed issuance of the Common Stock. We have also examined such other documents and proceedings as we have considered necessary for the purpose of this opinion.

Based on the foregoing, it is our opinion that the Common Stock has been duly authorized and, when issued and paid for in accordance with the terms of the Registration Statement and the Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement, and with such state securities administrators as may require such opinion of counsel for the registration of the Common Stock. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/ Greenebaum Doll & McDonald PLLC

                                          Greenebaum Doll & McDonald PLLC

                                                                  Exhibit 23.2


                         	CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Community Trust Bancorp, Inc. 1998 Stock Option Plan of our report dated January 15, 1998, with respect to the consolidated financial statements of Community Trust Bancorp, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.


                                               /s/: Ernst & Young LLP


                                               Ernst & Young LLP




Columbus, Ohio
March 8, 1999

                   	COMMUNITY TRUST BANCORP, INC.	                 Exhibit 99

                      	1998 STOCK OPTION PLAN

ARTICLE 1.  PURPOSE

The purpose of this 1998 Stock Option Plan ("Plan") is to advance the interest of Community Trust Bancorp, Inc., a Kentucky corporation ("Company"), and its stockholders by encouraging employees who will largely be responsible for the long-term success and development of the Company. The Plan is also intended to provide flexibility to the Company in attracting, retaining and motivating employees and promoting their efforts on behalf of the Company.

ARTICLE 2.  DEFINITIONS AND CONSTRUCTION

2.1 Definitions. As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings (in either case, such terms shall apply equally to both the singular and plural forms of the terms defined):

(a)  "Board" shall mean the Board of Directors of the Company.

(b) "Cause" shall mean, unless otherwise defined in an agreement evidencing an Award, a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant's willful misconduct or dishonesty, any of which is determined by the Committee to be directly and materially harmful to the business or reputation of the Company or its Subsidiaries.

(c)  A "Change in Control" shall mean any of the following events:

(1) An acquisition (other than directly from the Company) of any voting securities of the Company ("Voting Securities") by any Person immediately after which such Person has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) ("Beneficial Ownership and/or Beneficially Owned") of 20% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A Non-Control Acquisition shall mean an acquisition by (i) the Company or any Subsidiary, (ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);


(2) The individuals who, as of December 31, 1997, are members of the Board ("Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board;

provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest (as described in Rule 14a-11 promulgated under the Exchange Act) ("Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board ("Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(3)  Approval by stockholders of the Company of:

(A) A merger, consolidation or reorganization involving the Company, unless such is a Non-Control Transaction. For purposes of the Plan, the term "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company in which:

(i) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least a majority of the combined voting power of the voting securities of the corporation resulting from such merger or consolidation or reorganization ("Surviving Corporation") over which any Person has Beneficial Ownership in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

(ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation; and

(iii) no Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of 20% or more of the then outstanding Voting Securities) has Beneficial Ownership of 20% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

(B) A complete liquidation or dissolution of the Company; or

(C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

(4) Any other event that the Committee shall determine constitutes an effective Change in Control of the Company.


Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person ("Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(e)  "Committee" shall mean the committee described in Section 3.1.

(f) "Disability" shall mean the total disability as determined by the Committee in accordance with standards and procedures similar to those under the Company's long-term disability plan, or, if none, a physical or mental infirmity which the Committee determines impairs the Participant's ability to perform substantially his or her duties for a period of 180 consecutive days.

(g) "Employee" shall mean an individual who is a full-time employee of the Company, a Subsidiary or a partnership or limited liability company in which the Company or its Subsidiaries own a majority interest.

(h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

(i) "Fair Market Value" of the Shares shall mean, as of any applicable date, the closing sale price of the Shares on the Nasdaq National Market System or any national or regional stock exchange on which the Shares are traded, or if no such reported sale of the Shares shall have occurred on such date, on the next preceding date on which there was such a reported sale. If there shall be any material alteration in the present system of reporting sale prices of the Shares, or if the Shares shall no longer be listed on the Nasdaq National Market System or a national or regional stock exchange, the fair market value of the Shares as of a particular date shall be determined by such method as shall be determined by the Committee.

(j)  "ISOs" shall have the meaning given such term in Section 6.1.

(k)  "NQSOs" shall have the meaning given such term in Section 6.1.

(l)  "Option" shall mean an option to purchase Shares granted pursuant to
Article 6.

(m) "Option Agreement" shall mean an agreement evidencing the grant of an Option as described in Section 6.2.

(n) "Option Exercise Price" shall mean the purchase price per Share subject to an Option, which shall not be less than the Fair Market Value of the Share on the date of grant (110% of Fair Market Value in the case of an ISO granted to a Ten Percent Shareholder).

(o) "Participant" shall mean any Employee selected by the Committee to receive an Award under the Plan.

(p) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

(q) "Plan" shall mean this Community Trust Bancorp, Inc. 1998 Stock Option Plan as the same may be amended from time to time.

(r) "Retirement" shall mean retirement by a Participant in accordance with the terms of the Company's retirement or pension plans.

(s) "Shares" shall mean the shares of the Company's common stock, par value $5.00 per share.

(t) "Subsidiary" shall mean, with respect to any company, any corporation or other Person of which a majority of its voting power, equity securities, or equity interest is owned directly or indirectly by such company.

(u) "Ten Percent Shareholder" shall mean an Employee who, at the time an ISO is granted, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

(v)  Gender and Number.	Except where otherwise indicated by the context,
reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

2.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3.  ADMINISTRATION


3.1  The Committee.	The Plan shall be administered by a Committee appointed by
the Board consisting of two or more "non-employee" directors of the Company or the entire Board of the Company. The Committee shall meet at such times and places as it determines and may meet through a telephone conference call. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

3.2 Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority to:

(a)  select Participants to whom Options are granted;

(b)  determine the size and frequency of Options granted under the Plan;

(c)  determine the terms and conditions of Options;

(d) cancel or modify, with the consent of the Participant, outstanding Options and to grant new Options in substitution therefor;

(e)  accelerate the exercisability of any Options, for any reason;

(f) construe and interpret the Plan and any agreement or instrument entered into under the Plan;

(g) establish, amend and rescind rules and regulations for the Plan's administration; and

(h) amend the terms and conditions of any outstanding Option to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan.

The Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. The Committee may delegate its authority as identified hereunder; provided, however, that such delegation is permitted by law and Rule 16b-3 promulgated under the Exchange Act.

3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Board, shall be final, conclusive and binding upon all persons, including the Company, its stockholders, Employees, Participants and their estates and beneficiaries.


3.4 Section 16 Compliance; Bifurcation of Plan. It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act, the provision or administration shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act. Notwithstanding anything in the Plan to the contrary, the Board or the Committee, in its discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the

Plan to Participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

ARTICLE 4.  SHARES AVAILABLE UNDER THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.2, the number of Shares reserved for issuance upon the exercise of Options and the payment of benefits in connection with Options is 1,000,000 Shares, plus 10% of any increase (other than any increase due to Shares issued pursuant to the Plan or the Community Bancorp, Inc. 1989 Stock Option Plan) in the number of authorized and issued Shares in excess of 10,062,487 Shares. Any Shares issued under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. If and to the extent an Option shall expire or terminate for any reason without having been exercised in full (including a cancellation and regrant of an Option), or shall be forfeited, the Shares associated with such Options shall again become available for Options under the Plan.

4.2 Adjustments in Authorized Shares and Outstanding Awards. In the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures, or other change in the corporate structure of the Company affecting the Shares, the Committee may substitute or adjust the total number and class of Shares or other stock or securities which may be issued under the Plan, and the number, class and/or price of Shares subject to outstanding Options, as it determines to be appropriate and equitable to prevent dilution or enlargement of the rights of Participants and to preserve, without exceeding, the value of any outstanding Options; and further provided, that the number of Shares subject to any Option shall always be a whole number. In the case of ISOs, such adjustments shall be made in such a manner so as not to constitute a "modification" within the meaning of section 424(h)(3) of the Code and only to the extent otherwise permitted by sections 422 and 424 of the Code.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

All Employees are eligible to receive Options under the Plan. In selecting Employees to receive Options under the Plan, as well as in determining the number of Shares subject to, and the other terms and conditions applicable to, each Option, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan, including the duties of the Employees, their present and potential contribution to the success of the Company and their anticipated number of years of active service as employees.

ARTICLE 6. STOCK OPTIONS


6.1 Grant of Options. Subject to the terms and provisions of the Plan, the Committee may grant Options to Participants at any time and from time to time, in the form of options which are intended to qualify as incentive stock options within the meaning of section 422 of the Code ("ISOs"), Options which are not intended to so qualify ("NQSOs") or a combination thereof. All ISOs must be granted within ten years from the date on which the Plan was adopted by the Board, and may only be granted to employees of the Company or any subsidiary corporation (within the meaning of section 422(f)). The maximum number of Shares with respect to which Options may be granted to any Participant during any calendar year shall be 100,000, subject to adjustment as provided in Section 4.2.

6.2 Option Agreement. Each Option shall be evidenced by an Option Agreement that shall specify the Option Exercise Price, the duration of the Option, the number of Shares to which the Option relates and such other provisions as the Committee may determine or which are required by the Plan. The Option Agreement shall also specify whether the Option is intended to be an ISO or a NQSO and shall include such provisions applicable to the particular type of Option granted.

6.3 Duration of Options. Each Option shall expire at such time as is determined by the Committee at the time of grant; provided, however, that no Option shall be exercised later than the tenth anniversary of its grant (fifth anniversary in the case of an ISO granted to a Ten Percent Shareholder).

6.4 Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve at the time of grant, which need not be the same for each grant or for each Participant. Except as provided in Section 6.6, however, in no event may any Option become exercisable within six months of the date of grant in the case of any Participant subject to section 16(b) of the Exchange Act. Subject to the foregoing sentence, the Committee may accelerate the exercisability of any Option. Options shall be exercised, in whole or in part, by delivery to the Company of a written notice of exercise, setting forth the number of Shares with respect to which the Option is to be exercised and accompanied by full payment of the Option Exercise Price and all applicable withholding taxes.

6.5 Payment of Option Exercise Price. The Option Exercise Price for Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise either (a) in cash in the form of currency or other cash equivalent acceptable to the Company, (b) by tendering Shares having a Fair Market Value (determined as of the close of the business day immediately preceding the day on which the Option is exercised) equal to the Option Exercise Price (provided, however, that in the case of a Participant subject to section 16(b) of the Exchange Act, such Shares have been held by the Participant for at least six months prior to their tender), (c) any other reasonable consideration that the Committee may deem appropriate or (d) by a combination of the forms of consideration described in (a), (b) and (c) of this Section 6.5. The Committee may permit the cashless exercise of Options as described in Regulation T promulgated by the Federal Reserve Board, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.


6.6 Vesting Upon Change in Control. Upon a Change in Control, any then outstanding Options held by Participants shall become fully vested and immediately exercisable. Furthermore, if provided in an Option Agreement, the Participant shall have the right to sell the Option back to the Company for an amount generally equal to the excess of the Fair Market Value of the Shares subject to the Option over the Option Price.

6.7 Termination of Employment. If the employment of a Participant is terminated for Cause, all then outstanding Options of such Participant, whether or not exercisable, shall terminate immediately. If the employment of a Participant is terminated for any reason other than for Cause, death, Disability or Retirement, to the extent then outstanding Options of such Participant are exercisable, such Options may be exercised by such Participant or such Participant's personal representative at any time prior to the expiration date of the Options or within 90 days after the date of such termination of employment, whichever is earlier. In the event of the Retirement of a Participant, to the extent then outstanding Options of such Participant are exercisable, such Options may be exercised by the Participant (a) in the case of NQSOs, within two years after the date of Retirement and (b) in the case of ISOs, within 90 days after Retirement; provided, however, that no such Options may be exercised on a date subsequent to their expiration. In the event of the death or Disability of a Participant while employed by the Company or a Subsidiary, all then outstanding Options of such Participant shall become fully vested and immediately exercisable, and may be exercised at any time (a) in the case of NQSOs, within two years after the date of death or determination of Disability and (b) in the case of ISOs, within one year after the date of death or determination of Disability; provided, however, that no such Options may be exercised on a date subsequent to their expiration. In the event of the death of a Participant, the Option may be exercised by the person or persons to whom rights pass by will or by the laws of descent and distribution, or if appropriate, the legal representative of the deceased Participant's estate. In the event of the Disability of a Participant, Options may be exercised by the Participant, or if such Participant is incapable of exercising the Options, by such Participant's legal representative.

6.8 Transferable Options. The Committee may, in its discretion by appropriate provision in the Participant's Option Agreement, authorize all or a portion of any NQSOs to be granted to a Participant be on terms which permit transfer by such Participant to (i) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Participant and/or his Immediate Family Members, or (iii) a partnership or limited liability company in which such Participant and/or his Immediate Family Members are the only partners or members, as applicable; provided that
(a) there may be no consideration for any such transfer, (b) the Option Agreement must expressly provide for transferability in a manner consistent with this Section and (c) subsequent transfers of transferable NQSOs shall be prohibited except by will or the laws of descent and distribution. Following transfer, any such NQSOs shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Article 6 (excluding Section 6.7) the term "Participant" shall be deemed to refer to the transferee. The events of termination of employment as set forth in Section 6.7 shall continue to be applied with respect to the original Participant. Any transferred NQSOs shall be exercisable by the transferee only to the extent, and for the periods, specified in the Option Agreement.

6.9 Repurchase. Upon approval of the Committee, the Company may repurchase a previously granted Option from a Participant by mutual agreement before such Option has been exercised by payment to the Participant of an amount equal to the amount by which (i) the Fair Market Value of the Shares subject to the Option on the date immediately preceding the date of repurchase exceeds (ii) the Option Exercise Price of such Shares.

6.10 Certificate Legend. For any Shares issued upon exercise of an ISO, the Company may legend such Shares as it deems appropriate.

ARTICLE 7. AMENDMENT, MODIFICATION AND TERMINATION

7.1  Effective Date.	The Plan shall become effective upon adoption by the Board.
The Plan shall be rescinded and all Options granted hereunder shall be null and void unless within 12 months from the date of the adoption of the Plan by the
Board it shall have been approved by the holders of a majority of the outstanding Shares present or represented and entitled to vote on the Plan at a stockholders' meeting.

7.2 Termination Date. The Plan shall terminate on the earliest to occur of (a) the tenth anniversary of the adoption of the Plan by the Board, (b) the date when all Shares available under the Plan shall have been acquired pursuant to the exercise of Options, or (c) such other date as the Board may determine in accordance with Section 7.3.

7.3 Amendment, Modification and Termination. The Board may, at any time, amend, suspend or terminate the Plan or any portion thereof provided that (a) no amendment shall be made without stockholder approval if such approval is necessary to satisfy any applicable tax or regulatory law or regulation and the Board determines it is appropriate to seek stockholder approval, and (b) upon or following a Change in Control no amendment may adversely affect the rights of any person in connection with a previously granted option.

7.4 Awards Previously Granted. No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Option without the written consent of the Participant holding such Option.

ARTICLE 8. NON-TRANSFERABILITY

Except as expressly provided in the Plan, a Participant's rights under the Plan may not be assigned, pledged or otherwise transferred other than by will or the laws of descent and distribution. Except as expressly provided in the Plan, during a Participant's lifetime, an Option may be exercised only by such Participant.

ARTICLE 9. NO GRANTING OF EMPLOYMENT RIGHTS

Neither the Plan, nor any action taken under the Plan, shall be construed as giving any Employee the right to become a Participant, nor shall an Option under the Plan be construed as giving a Participant any right with respect to continuance of employment by the Company. The Company expressly reserves the right to terminate, whether by dismissal, discharge or otherwise, a Participant's employment at any time, with or without Cause, except as may otherwise be provided by any written agreement between the Company and the Participant.

ARTICLE 10. WITHHOLDING

10.1 Tax Withholding. A Participant shall remit to the Company an amount sufficient to satisfy Federal, state and local taxes (including the Participant's FICA and Medicare obligation) required by law to be withheld with respect to any grant, exercise or payment made under or as a result of the Plan.

10.2 Share Withholding. If the Company has a withholding obligation upon the issuance of Shares under the Plan, a Participant may, subject to the discretion of the Committee, elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the withholding tax is to be determined equal to the amount required to be withheld under applicable law. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, modify the provisions of this Section
10.2 or impose such other restrictions or limitations on such elections as may be necessary to ensure that such elections will be exempt transactions under section 16(b) of the Exchange Act.

ARTICLE 11. INDEMNIFICATION

No member of the Board or the Committee, nor any officer or Employee acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board, the Committee and each officer or Employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

ARTICLE 12. SUCCESSORS

All obligations of the Company with respect to Options granted under the Plan shall be binding on any successor to the Company, whether the existence of such successor is a result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 13. GOVERNING LAW

To the extent not preempted by Federal law, the Plan, and all agreements under the Plan, shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky without regard to its conflict of laws rules. Furthermore, the Plan and all Option Agreements relating to ISOs shall be interpreted so as to qualify as incentive stock options under the Code.

IN WITNESS WHEREOF, this Community Trust Bancorp, Inc. 1998 Incentive Stock Option Plan has been executed by the Company as of the 27th day of January, 1998, being the date the Plan was adopted by the Board.



                                    COMMUNITY TRUST BANCORP, INC.


                                    By:  /s/: Burlin Coleman
                                        Title: Chairman of the Board,
                                        President and Chief Executive Officer